Exhibit 99.1

SYNTHESIS ENERGY SYSTEMS ANNOUNCES RECEIPT OF

ANTICIPATED NASDAQ NOTICE OF ADDITIONAL DELINQUENCY

HOUSTON, February 21, 2020 – Synthesis Energy Systems, Inc. (SES) (Nasdaq: SES) today announced that the Company received an additional staff determination delinquency notification letter from the Listing Qualifications Staff (the Staff) of The Nasdaq Stock Market LLC due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1), (the Rule) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2019. The Company is required to present its views with respect to this additional deficiency to the Panel in writing no later than February 27, 2020 under Listing Rule 5810(d).

Robert Rigdon, the Company’s CEO, commented: “The Company is progressing its important merger transaction with AFE and acquisition of additional ownership in Batchfire Resources. We believe these transactions, now underway, have the potential to bring growth and value to the Company’s shareholders and debenture holders. The late filing of our Form 10-Q for the quarter ended December 31, 2019 is the result delays related to derivative accounting protocol and value analysis regarding the merger-related debt restructuring undertaken by the Company in October 2019. We are actively working with our auditors and our advisors to complete the work in the most expeditious manner possible.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing, the ability of Batchfire Resources Pty Ltd, and Australian Future Energy Pty Ltd management to successfully grow and develop their Australian assets and operations, including Callide, Pentland, and the Gladstone Energy and Ammonia Project; the ability of Batchfire to produce earnings and pay dividends; the ability of SES EnCoal Energy sp. z o. o. management to successfully grow and develop projects, assets and operations in Poland; our ability to raise additional capital; our indebtedness and the amount of cash required to service our indebtedness; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies; our ability to successfully develop our licensing business; the ability of our project with Yima to produce earnings and pay dividends; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to maintain our listing on The Nasdaq Stock Market; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power; the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. We cannot assure you that the assumptions upon which such forward-looking statements are based will prove to be correct. Please refer to our latest Form 10-K available on our website at www.synthesisenergy.com.

Additional Information about the Transaction

In connection with the proposed transaction, the Company has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of the Company that also constitutes a prospectus of the Company relating to the Common Stock to be issued pursuant to the Merger. The proxy statement/prospectus includes important information about both the Company and AFE. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AFE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company can be obtained free of charge from the Company’s website at www.synthesisenergysystems.com.

Participants in Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K for the year ended June 30, 2019, which was filed with the SEC on January 13, 2020, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 29, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

805.624.7624

PR@synthesisenergy.com

Australian Future Energy

Mr. Kerry Parker

Chief Executive Officer

+61 417 731 014

k.parker@ausfutureenergy.com.au

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